                                                                     EXHIBIT 1.2

                             CAROLINA FINCORP, INC.
                         (a North Carolina corporation)

           UP TO 1,610,000 (ESTIMATED MAXIMUM) SHARES OF COMMON STOCK
                            (No Par Value Per Share)

                        Purchase Price $10.00 Per Share


                                AGENCY AGREEMENT
                                ----------------


                                _________, 1996


Trident Securities, Inc.
4601 Six Forks Road
Suite 400
Raleigh, North Carolina  27609

Gentlemen:

     Carolina Fincorp, Inc., a North Carolina corporation ("Company"), and Richmond Savings Bank, SSB, a North Carolina-chartered savings bank ("Bank"), hereby confirm their respective agreements with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

     1.   Introduction.  In accordance with the Bank's plan of conversion
          ------------
("Plan"), pursuant to which the Bank intends to convert from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank ("Conversion"), the Company is offering, in order of priority, to the Bank's Eligible Account Holders (as defined in the Plan), the Bank's employee stock ownership plan ("ESOP"), the Bank's Supplemental Eligible Account Holders (as defined in the Plan), the Bank's Other Members (as defined in the Plan), and officers, directors and employees of the Bank who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members, non-transferable rights to subscribe for a minimum of 1,190,000 and a maximum of 1,610,000 shares ("Shares"), of its Common Stock, no par value per share ("Common Stock"), in a subscription offering ("Subscription Offering"), and, if necessary, will offer the Shares not so subscribed to the public in a direct community offering ("Community Offering") subject to the limitations described in the Plan. If necessary, all Shares not purchased in the Subscription and Community Offerings will be offered for sale to the general public by a syndicate of registered broker-dealers as selected dealers to be formed and managed by Trident ("Syndicated Community Offering") pursuant to the form of Selected Dealers' Agreement attached hereto as Exhibit A. As set forth in the Prospectus, the maximum number of shares offered and sold may be increased to up to 1,851,500.

Trident Securities, Inc.
Page 2

     The Bank has been advised by Trident that Trident desires to use its best efforts to assist the Bank with its sale of the Common Stock in the Subscription Offering and, subsequently, if necessary, in the Community Offering and, if necessary, in the Syndicated Community Offering (collectively, the "Offering").

     2.   Representations and Warranties.  The Company and Bank represent and
          ------------------------------
warrant, jointly and severally, to Trident that:

          (a) The Company has filed with the Commission a registration statement on Form S-1, including exhibits and all amendments and supplements thereto (No. 333-6855), including a prospectus, for the registration of the Shares under the Securities Act of 1933, as amended ("1933 Act"). Such registration statement has been declared effective by the Commission under the 1933 Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the best of its knowledge, threatened by the Commission (provided that for this purpose the Company and the Bank shall not regard any such proceeding as "threatened" unless the Commission has manifested to the management of the Company, or to its counsel, a present intention to initiate such proceeding). Such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, if amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if the prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the General Rules and Regulations of the Commission under the 1933 Act ("1933 Act Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. The Registration Statement complies in all material respects with the 1933 Act and the 1933 Act Regulations.

          (b) The Bank has filed with the Administrator of the North Carolina Savings Institutions Division ("Administrator") and with the Federal Deposit Insurance Corporation ("FDIC") an Application to Convert a Mutual Savings Bank into a Stock Owned Savings Bank (as amended or supplemented, if so amended or supplemented), including exhibits, ("Form AC") in accordance with the requirements of North Carolina law and the published rules and regulations of the Administrator ("Administrator Regulations") and the Federal Deposit Insurance Act and the published rules and regulations of the FDIC. The Form AC complies in all material respects with the Administrator Regulations and the rules and regulations of the FDIC. The Form AC has been conditionally approved by the Administrator, and the Bank has received from the FDIC a conditional notice of

Trident Securities, Inc.
Page 3


intention not to object; the Prospectus (included as part of the Form AC) has been approved for use by the Administrator and has received a conditional notice of intention not to object from the FDIC; no order has been issued by the Administrator or the FDIC preventing or suspending the use of the Prospectus and, to the best of the Bank's knowledge, no action by or before the Administrator revoking such approval or by or before the FDIC revoking such conditional notification of intention not to object is pending or threatened.

          (c) The Company has filed with the Federal Reserve Board ("FRB") an application ("BHC Application") pursuant to Section 3(a)(1) of the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder, for approval to acquire all of the outstanding common stock of the Bank upon consummation of the Conversion; the BHC Application has been approved by the FRB and no order has been issued by the FRB suspending or revoking such approval and, to the best of the Company's knowledge, no action by or before the FRB to revoke or suspend such approval is pending or threatened.

          (d) The Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information regarding Trident furnished to the Company or the Bank by Trident expressly for use in the Registration Statement or the Prospectus.

          (e) The Company has been duly organized as a business corporation under the laws of the State of North Carolina and the Bank is duly organized as a mutual savings bank under the laws of the State of North Carolina, and each of them is validly existing and in good standing under the laws of the State of North Carolina with full power and authority to own their respective properties and conduct their respective businesses as described in the Prospectus. The Bank is a member in good standing of the Federal Home Loan Bank of Atlanta and no actions or proceedings have been instituted, or to the best knowledge of the Bank, are pending or threatened to revoke or suspend such membership. The deposit accounts of the Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the FDIC up to applicable legal limits and no actions or proceedings have been instituted or, to the best knowledge of the Bank, are pending or threatened to suspend or revoke such insurance. Each of the Company and the Bank is qualified to do business as a foreign corporation in any jurisdiction where non-qualification has or would have a material adverse effect on the condition (financial or otherwise), operations, business, assets, earnings, properties or prospects ("Material Adverse Effect")

Trident Securities, Inc.
Page 4

of the Company and the Bank, taken as a whole. Upon amendment of the Bank's charter and bylaws as provided in the Administrator Regulations and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to a North Carolina-chartered capital stock savings bank in good standing and with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the outstanding shares of capital stock of the Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the Bank.

          (f) The Bank owns of record and beneficially all of the outstanding shares of CERKO, Inc. (the "Subsidiary"). The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina with full power and authority to own its properties and conduct its business as described in the Prospectus. The Subsidiary has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business, all of which are in full force and effect, and the Subsidiary is in all material respects complying therewith. The Subsidiary is qualified to do business as a foreign corporation in any jurisdiction where non-qualification has or would have a Material Adverse Effect on the Company, the Bank and the Subsidiary, taken as a whole.

          (g) Each of the Company, the Bank and the Subsidiary has good and marketable title to all assets material to its business and to those assets described in the Prospectus as owned by the Company, the Bank, or the Subsidiary free and clear of all liens, charges, encumbrances or restrictions, except as are described in the Prospectus or are not reasonably expected to have a Material Adverse Effect on the Company, the Bank and the Subsidiary, taken as a whole, and all of the leases and subleases of the Bank under which it holds properties material to its business, including those described in the Prospectus, are in full force and effect as described therein.

          (h) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each of the Company and the Bank, and this Agreement is a valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or Section 23A of the Federal Reserve Act, 12 U.S.C. Section 371c ("Section 23A").

Trident Securities, Inc.
Page 5

          (i) There is no litigation or governmental proceeding pending or, to the best knowledge of the Company or the Bank, threatened against or involving the Company, the Bank, or the Subsidiary or any of their assets which individually or in the aggregate would reasonably be expected to affect the performance of the terms and conditions of this Agreement or the consummation of the Conversion or which have or would reasonably be expected to have a Material Adverse Effect on the Company, the Bank and the Subsidiary, taken as a whole, except as referred to in the Prospectus. Any litigation or governmental proceeding is not considered "threatened" unless the potential litigant or governmental authority has manifested to the management of the Company or the Bank, or to their counsel, a present intention to initiate such litigation or proceeding.

          (j) The Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will not be a taxable transaction under the laws of the State of North Carolina to the Company and the Bank; the Bank has received the opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., Greensboro, North Carolina, with respect to federal and North Carolina income tax consequences of the Conversion, which is filed as an exhibit to the Registration Statement and the Form AC; and the facts and representations relied upon in such opinion are true, accurate and complete and neither the Company nor the Bank has taken any actions inconsistent therewith.

          (k) The Company and the Bank each has all power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and, in the case of the Company, to issue and sell the Shares to be sold by it as provided herein, and in the case of the Bank, to issue and sell the shares of its capital stock to be sold to the Company as provided in the Plan (subject to the issuance of an amended charter in the form required for a stock savings bank ("Stock Charter"), the form of which is filed as an exhibit to the Form AC).

          (l) Neither the Company, the Bank nor the Subsidiary is in violation of any rule or regulation of the Administrator or the FDIC that would result in any enforcement action against the Company, the Bank or the Subsidiary or their officers or directors that has or may have a Material Adverse Effect on the Company, the Bank and the Subsidiary, taken as a whole.

          (m) The consolidated financial statements of the Bank which are included in the Registration Statement and the Form AC and are part of the Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form with applicable accounting requirements of both the 1933 Act Regulations and the Administrator Regulations. Such financial statements have been prepared according to generally accepted accounting principles consistently applied

Trident Securities, Inc.
Page 6

throughout the periods involved. The financial tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.

          (n) There has been no change with respect to the condition, financial or otherwise, results of operations, business, assets or properties of the Company, the Bank or the Subsidiary which is material to the Company, the Bank and the Subsidiary, taken as a whole, since the latest date as of which such condition or the latest period for which such operations is set forth in the Prospectus except as referred to therein; and the capitalization, assets, properties and businesses of the Company, the Bank and the Subsidiary conform in all material respects to the descriptions thereof contained in the Prospectus as of the date specified and, since such date, there has been no occurrence which has had or would have a Material Adverse Effect on the Company, the Bank and the Subsidiary, taken as a whole. Neither the Company, the Bank nor the Subsidiary have any material contingent liabilities, except as set forth in the Prospectus.

          (o) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, on the part of the Company, the Bank or the Subsidiary or, to the best knowledge of the Company and Bank, on the part of any other party in the due performance and observance of any term, covenant or condition of any agreement which would result in a Material Adverse Effect on the Company, the Bank and the Subsidiary, taken as a whole; and said agreements are in full force and effect; and no other party to any such agreement has instituted or, to the best knowledge of the Company or the Bank, threatened any action or proceeding wherein the Company, the Bank or the Subsidiary would or might be alleged to be in default thereunder.

          (p) Neither the Company, the Bank nor the Subsidiary is in violation of their respective charters, articles of incorporation or bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence or indebtedness which is material to the Company, the Bank and the Subsidiary, taken as a whole. The execution and delivery of this Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby will not violate or conflict with the respective charters, articles of incorporation or bylaws of the Company or the Bank or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any agreement, indenture or other instrument by which any of the Company, the Bank or the Subsidiary is bound and which is material to the Company, the Bank and the Subsidiary, taken as a whole, or under any governmental license or permit or any law, administrative regulation, authorization, approval, order, court decree, injunction or order which is material to the Company, the Bank and the Subsidiary, taken as a whole, subject to the satisfaction of certain conditions imposed by the Administrator or FDIC in connection with their approval of, or conditional notification of intention not to object to, the Form AC, and

Trident Securities, Inc.
Page 7


as may be required under the blue sky laws and regulations (collectively, the "Blue Sky Laws") of various jurisdictions.

          (q) Subsequent to the respective dates as of which information is given in the Prospectus, neither the Company, the Bank nor the Subsidiary has issued any securities or incurred any liabilities or obligation, direct or contingent, for borrowed money, except borrowings by the Bank in the ordinary course of business, or entered into any transaction, other than transactions in the ordinary course of business, which is material in light of the businesses and properties of the Company, the Bank and the Subsidiary, taken as a whole.

          (r) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be as set forth in the Prospectus under the caption "Capitalization," and no equity or debt securities of the Company has been or shall be issued and outstanding prior to the Closing Date other than one share of Common Stock, no par value, issued to R. Larry Campbell. The issuance and the sale of the Shares have been duly authorized by all necessary action of the Company and the Bank, has been conditionally approved by the Administrator and received a conditional notice of intention not to object from the FDIC. When issued in accordance with the terms of the Plan in exchange for the consideration described in the Prospectus, the Shares shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus. The issuance of the Shares is not subject to preemptive rights. Good title to the Shares will be transferred to the purchasers thereof upon issuance thereof against payment therefore, free and clear of all claims, encumbrances, security interests and liens whatsoever, with respect to the Company's interest in such Shares. The certificates representing the Shares will conform with the requirements of applicable laws and regulations. The issuance and sale of the Common Stock of the Bank to the Company has been duly authorized by all necessary action of the Bank and the Company and appropriate regulatory authorities subject to the satisfaction of certain conditions for consummating the Conversion and the approval or conditional notices of nonobjection received from regulatory officials with respect thereto, and such Common Stock, when issued in accordance with the terms of the Plan in exchange for the consideration described in the Prospectus, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

          (s) No approval of any regulatory, supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except as may be required under the Blue Sky Laws of various jurisdictions and except as shall have been previously obtained, and except as may be required by the conditions of regulatory approvals or notices of non-objection received from regulatory officials.

Trident Securities, Inc.
Page 8


          (t) All contracts and other documents required to be filed as exhibits to the Registration Statement or the Form AC have been filed with the Commission and/or the Administrator, as the case may be.

          (u) Dixon, Odom & Co., L.L.P., which has certified the financial statements of the Bank as of June 30, 1995 and 1996, and for each of the years in the three-year period ended June 30, 1996, included in the Prospectus, are, and were during the periods covered in its report in the Prospectus, independent public accountants within the meaning of the 1933 Act, the 1933 Act Regulations, and the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          (v) Baxter Fentriss and Company, which prepared the Conversion appraisal dated as of _________, 1996, described in the Prospectus, is independent with respect to the Bank within the meaning of applicable regulations of the Administrator, is believed by the Bank to be experienced and expert in rendering corporate appraisals of thrift institutions, and the Bank believes that Baxter Fentriss and Company has prepared the pricing information, set forth in the Prospectus, in accordance with the requirements of the Administrator Regulations.

          (w) The Company, the Bank and the Subsidiary have timely filed all required federal and state tax returns and no deficiency has been asserted or assessed with respect to such returns by any taxing authorities, except for taxes which the Company, the Bank and the Subsidiary may in good faith contest, have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for similar future tax liabilities.

          (x) The records of deposit account holders and borrowers (who constitute the members of the Bank) delivered to Trident by the Bank or its agent for use during the Conversion are reliable, accurate and complete, and Trident shall have no liability to any person relating to the reliability, accuracy or completeness of such records or for any denial or allocation of a subscription to purchase Shares to any person based upon such records.

          (y) Neither the Company nor the Bank has made any payment of funds of the Company or the Bank prohibited by law, and no funds of the Company or the Bank have been set aside to be used for any payment prohibited by law.

          (z) All documents delivered by the Bank or the Company or their representatives in connection with the issuance and sale of the Common Stock, except for those documents which were prepared by parties other than the Bank, the Company or their representatives, were on the dates on which they were delivered, true, complete and correct.

Trident Securities, Inc.
Page 9


          (aa) To the best of the Bank's knowledge, the Bank complies with all laws, rules and regulations relating to environmental protection, and the Bank has not been notified or is otherwise aware that it is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state or local laws. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Bank, threatened against the Bank relating to environmental protection, nor does the Bank have any reason to believe any such proceedings may be brought against it. To the best knowledge of the Bank, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of these terms may be defined under applicable federal, state or local laws, has occurred on, in, at or about any of the facilities or properties of the Bank or any of the facilities or properties pledged to the Bank as collateral for any loan or other extension of credit granted by the Bank, except which would not have a Material Adverse Effect on the Bank.

     2A.  Representations and Warranties of Trident.  Trident represents and
          -----------------------------------------
warrants to the Company and the Bank that:

     (a) Trident is registered as a broker-dealer with the Commission and is in good standing with the NASD.

     (b) Trident is validly existing as a corporation under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Bank hereunder.

     (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers the accounts of whom may be insured by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or Section 23A).

     (d) Each of Trident and, to Trident's knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services; and Trident is a registered selling agent in such jurisdictions in which the Company is relying on such registration for the sale of the Shares,

Trident Securities, Inc.
Page 10


and will remain registered in such jurisdictions until the Conversion is consummated or terminated.

     (e) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not conflict with the corporate charter or bylaws of Trident or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree in injunction by which Trident is bound.

     (f) Any funds received by Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended ("1934 Act").

     (g) There is not now pending or, to Trident's knowledge, threatened against Trident any action or proceeding before the SEC, NASD, any state securities commission or any state or federal court concerning Trident's activities as a broker-dealer.

     3.   Employment of Trident; Sale and Delivery of the Shares.  On the basis
          ------------------------------------------------------
of the representations and warranties herein but subject to the terms and conditions set forth in this Section 3, the Bank hereby employs Trident as its agent to use its best efforts in assisting the Bank's sale of the Shares in the Offering. The employment of Trident hereunder shall terminate (a) forty-five
(45) days after the Subscription Offering closes, unless the Bank, with the approval of the Administrator, is permitted to extend such period of time, or
(b) upon the Closing Date of the Conversion, whichever date shall first occur.

          In the event the Company is unable to sell a number of shares sufficient to produce aggregate gross proceeds equal to the pro forma appraised value, as amended, established for the Conversion within the period herein provided, then, unless the parties hereto otherwise agree with the consent of the Administrator, this Agreement shall terminate and the Company shall refund promptly to any persons who have subscribed for any Shares the full amount which it may have received from such persons; and no party to this Agreement shall have any obligation to the other parties, except as set forth in Sections 6, 8 and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in one or more special interest-bearing accounts with the Bank until all Shares are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if the required number of Shares is sold.

          If the required number of Shares is sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers therefor as soon as

Trident Securities, Inc.
Page 11


practicable after the Closing Date. Such release for delivery shall be against payment to the Company by any means authorized pursuant to the Prospectus, at the executive office of the Bank, 115 South Lawrence Street, Rockingham, North Carolina, or at such other place as shall be agreed upon among the parties hereto. The date upon which Trident is paid the compensation due hereunder is herein called the "Closing Date."

          Trident shall receive the following compensation for its services hereunder:

          (a) (i) a management fee of one percent (1.00%) of the aggregate dollar amount of capital stock sold in both the Subscription Offering and Community Offering, (ii) a commission equal to two percent (2.00%) of the aggregate dollar amount of any Shares sold in the Subscription Offering (excluding any shares sold to the Bank's directors, executive officers and their "associates," as such term is defined in the Plan, and the Bank's employee stock ownership plan), and (iii) a commission equal to two percent (2.00%) of the aggregate dollar amount of Shares sold by Trident in the Community Offering (excluding shares sold by other NASD member firms under selected dealers agreements). For stock sold by other NASD member firms under selected dealer's agreements, the commission payable shall equal the agreed-upon fee to be paid to the selected dealers, as approved by the Bank. All such fees are to be payable in next day funds to Trident in Raleigh, North Carolina, on the Closing Date.

          (b) Trident shall be reimbursed for all allocable expenses, including legal fees, incurred by it whether or not the Conversion is consummated, provided, however, that the Bank shall not pay or reimburse Trident for any of the foregoing expenses incurred after Trident shall have notified the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Bank shall have given notice in accordance with
Section 12 hereof that Trident is in breach of this Agreement. Notwithstanding the foregoing, Trident's legal fees and expenses to be paid by the Bank shall not exceed $30,000, and Trident's other allocable expenses to be paid by the Bank shall not exceed $7,500. Full payment of Trident's allocable expenses, including legal fees, shall be made in next day funds on the Closing Date or, if the Conversion is not completed or is terminated for any reason, within ten (10) calendar days of receipt by the Bank of the detailed listing from Trident of its allocable expenses. Trident acknowledges receipt of a $10,000 advance payment from the Bank which shall be credited against the total reimbursement due Trident hereunder. In the event the Offering is terminated, Trident shall be reimbursed only for its allocable expenses, including legal fees, which expenses and fees will not exceed the limitations set forth above.

          The Company and the Bank shall pay all stock issue and transfer taxes with respect to the sale of the Shares. The Company and the Bank shall pay all expenses of the Conversion, including, but not limited to, their attorneys' fees, NASD filing fees, filing and registration fees, attorneys' fees relating to any required "blue sky" or state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent

Trident Securities, Inc.
Page 12


charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Conversion.

     4.   Offering.  Subject to the provisions of Section 7 hereof, Trident is
          --------
assisting the Company and the Bank on a best efforts basis in offering a minimum of 1,258,000 Shares and a maximum of 1,702,000 Shares (which maximum may be increased to an amount of up to 1,957,300 shares as set forth in the Prospectus) in a Subscription Offering and, if necessary, any Shares which remain unsubscribed at the conclusion of the Subscription Offering, in a Community Offering. Any Shares which remain unsubscribed in the Subscription and Community Offering will be offered to the general public through a syndicate of registered broker dealers to be formed and managed by Trident. The Shares are to be initially offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

     5.   Covenants.  The Company and Bank covenant and agree, jointly and
          ---------
severally, that:

          (a) If any Shares remain unsubscribed following completion of the Subscription Offering and the Community Offering, the Company to the extent required by the 1933 Act or 1993 Act Regulations, will promptly file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information.

          (b) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in connection with the offer and sale of the Shares.

          (c) The Company shall notify Trident immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed,
(ii) of the issuance by the Commission of any stop order relating to the Registration Statement or the initiation or threat of any proceeding for that purpose, (iii) of the issuance by the Administrator or FDIC of any stop order relating to the Form AC or of the initiation or the threat of any proceedings for that purpose, (iv) of the issuance by the Administrator or the FDIC of any order preventing or suspending the use of the Prospectus or the approval of the Form AC, (v) the issuance by the FDIC of any order revoking its non-objection of the Form AC, (vi) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and
(vii) of the receipt of any comments from the staff of the Commission, the Administrator or the FDIC relating to the Registration Statement or the Form AC, as the case may be. If the Commission enters a stop order relating to the Registration Statement or the Administrator or the FDIC enters a similar

Trident Securities, Inc.
Page 13


order with respect to the Form AC at any time, the Company, or the Bank, as the case may be, will make every reasonable effort to obtain the lifting of such order(s) as soon as possible.

          (d) During the time when a prospectus is required to be delivered under the 1933 Act, the Company will comply with all requirements imposed upon it by the 1933 Act, as now in effect and hereafter amended, and by the 1933 Act Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is used in connection with the offer and sale of the Shares any event relating to or affecting the Company or the Bank shall occur as a result of which it is necessary, in the opinion of counsel for Trident, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company forthwith shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Trident has not first been furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection, the Company and the Bank shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

          (e) The Company shall take all necessary action and furnish to appropriate counsel, such information as may be required to qualify or register the Shares for offer and sale by the Company under the Blue Sky Laws of such jurisdictions as Trident and the Company may reasonably agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws or regulations of such jurisdiction.

          (f) Appropriate entries will be made in the financial records of the Bank to establish a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders according to the requirements of the Administrator Regulations.

Trident Securities, Inc.
Page 14


          (g) The Company shall file a registration statement for the Common Stock under Section 12(g) of the 1934 Act prior to completion of the Offering pursuant to the Plan and shall request that such registration statement be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for at least the minimum time period required by the Administrator Regulations.

          (h) For three (3) years from the date of this Agreement, the Company shall furnish Trident, (i) as soon as publicly available after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as publicly available, a copy of each report mailed to shareholders or definitive proxy statement of the Company filed with the Commission under the 1934 Act, and (iii) from time to time, such other public information concerning the Company as Trident may reasonably request.

          (i) The Company and the Bank shall use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

          (j) The Company shall not deliver the Shares until it has satisfied all conditions set forth in Section 7 hereof, unless such condition is waived in writing by Trident.

          (k) If necessary, the Company and the Bank shall advise Trident as to the allocation of deposits, in the case of Eligible Account Holders and Supplemental Eligible Account Holders (as defined in the Plan), and votes, in the case of Other Members (as defined in the Plan), and of the Shares in the event of an oversubscription and shall provide Trident final instructions as to the allocation of the Shares in such event, and such instructions shall be accurate, reliable and complete. Trident shall be entitled to rely exclusively on such instructions and shall have no liability to any person as a result of its reliance thereon, including without limitation, no liability to any person for or related to any denial or grant of a subscription for Shares. The Company shall indemnify and hold Trident harmless for any liability arising out of such instructions or any records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Company or the Bank or their agents for use during the Offering and the Conversion.

          (l) The Company and the Bank will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

          (m) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without Trident's prior written consent, any shares of common stock other than as described in the Prospectus.

Trident Securities, Inc.
Page 15


          (n) The Company will use its best efforts to obtain approval for and maintain quotation of the shares on the Nasdaq National Market effective on or prior to the Closing Date.

          (o) The Company and the Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Common Stock in the Subscription and Community Offering on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Common Stock in the Subscription and Community Offering in accordance with the Plan as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto in accordance with the Plan and as described in the Prospectus.

          (p) The Company and Bank will conduct the Conversion in accordance with the Plan, the Administrator Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion and the non-objection of the FDIC.

     6.   Payment of Expenses.  Whether or not the Conversion is completed or
          -------------------
the sale of the Shares by the Company is consummated, the Company and the Bank shall pay or reimburse Trident for (a) all filing fees paid or incurred by Trident in connection with all filings with the NASD; and, (b) in addition, if this Agreement does not become effective, the Company is unable to sell the number of shares sufficient to produce aggregate gross proceeds equal to the pro forma appraised value of the Company and the Bank, as amended, as established for the Conversion or the Offering or Conversion is otherwise terminated, the Company and the Bank shall reimburse Trident for all allocable expenses incurred by Trident relating to the Offering, subject to the provisions of Section 3 hereof provided; however, that the Company and the Bank shall not pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company and the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company and the Bank shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement.

     7.   Conditions of Trident's Obligations.  Except as may be waived in
          -----------------------------------
writing by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in
Section 2 hereof as of the date hereof and as of the Closing Date, to the accuracy of the statements of officers and directors of the Company and the Bank made pursuant to the provisions hereof, to the performance by the Company and the Bank of its obligations hereunder and to the following conditions:

          (a)   At the Closing Date, Trident shall receive:

Trident Securities, Inc.
Page 16


          (1) the favorable opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance satisfactory to counsel for Trident and to the effect that:

                (i) the Company has been duly incorporated, is validly existing and is in good standing under the laws of State of North Carolina, with full power and authority to own its properties and conduct its business as described in the Prospectus;

                (ii) the Bank is duly organized and is validly existing as a mutual savings bank in good standing under the laws of North Carolina, with full power and authority to own its properties and conduct its business as described in the Prospectus; the Bank is a member of the Federal Home Loan Bank of Atlanta and the deposit accounts of the Bank are insured by the SAIF up to applicable legal limits and, to such counsel's Actual Knowledge, no actions or proceedings are pending or threatened to suspend or revoke such membership or insurance coverage;

                (iii) the Subsidiary has been duly incorporated, is validly existing and is in good standing under the laws of State of North Carolina, with full power and authority to own its properties and conduct its business as described in the Prospectus; the Bank owns of record and, to such counsel's Actual Knowledge, beneficially all of the shares of capital stock of the Subsidiary and does not have any subsidiaries other than the Subsidiary;

                (iv) the Company, the Bank and the Subsidiary are each duly qualified to do business and each are in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties of which such counsel has Actual Knowledge or the conduct of its business of which such counsel has Actual Knowledge requires such qualification unless the failure to be so qualified would not have a Material Adverse Effect on the Company, the Bank and the Subsidiary, taken as a whole;

                (v) to such counsel's Actual Knowledge, (a) the Company, the Bank and the Subsidiary have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses except where the failure to obtain such licenses, permits and governmental authorizations would not have a Material Adverse Effect on the Company, the Bank and the Subsidiary taken as a whole, (b) all such licenses, permits and other governmental authorizations are in full force and effect and
(c) the Company, the Bank and the Subsidiary are complying therewith in all material respects;

                (vi) the Plan has been duly adopted and approved by the Board of Directors and members of the Bank and by the Board of Directors of the

Trident Securities, Inc.
Page 17


Company; the Plan complies with, and to such counsel's Actual Knowledge, the Conversion has been effected in accordance with, all applicable laws, rules, regulations, decisions and orders (with such modifications as were disclosed and approved by the Administrator and FDIC, as evidenced by their approval and conditional notice of intent not to object, and were in such counsel's opinion appropriate for the transactions described in the Form AC); to such counsel's Actual Knowledge, all of the terms, conditions, requirements and provisions with respect to the Plan and the Conversion imposed by the Administrator and the FDIC, except with respect to filing certain post-Conversion reports, have been complied with by the Bank or appropriate waivers have been obtained; to such counsel's Actual Knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Administrator or the FDIC in approving the Plan;

                (vii) the Company has authorized Common Stock as set forth in the Registration Statement and the Prospectus; the Bank has authorized capital stock as set forth in the Form AC and the Prospectus and the description of such capital stock in the Registration Statement, Form AC and the Prospectus is accurate and complete in all material respects;

                (viii) upon the effectiveness of the Bank's Stock Charter and Bylaws in accordance with the Administrator Regulations and the completion of the sale by the Company of the Shares as contemplated by the Prospectus and Plan of Conversion, (a) the Bank will be converted pursuant to the Plan of Conversion to a permanent capital stock savings bank under the laws of the State of North Carolina with full power and authority to own its property and conduct its business as described in the Prospectus, and (b) all of the outstanding capital stock of the Bank will be owned of record and, to such counsel's Actual Knowledge, beneficially by the Company free and clear of all liens, charges, encumbrances and restrictions;

                (ix) the issuance and sale of the Shares have been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank and have received all requisite regulatory approvals or, in the case of the FDIC, its non-objection; the Shares, upon receipt of payment and issuance in accordance with the terms of the Plan and this Agreement, will be fully paid and non-assessable, and the purchasers of the Shares from the Company, upon issuance thereof against payment therefor, will acquire such Shares free and clear of all claims, encumbrances, security interests and liens whatsoever created or suffered to be created against the Company;

                (x) the certificates for the Common Stock comply with applicable requirements of North Carolina law and applicable Administrator Regulations and are in due and proper form;

Trident Securities, Inc.
Page 18


                (xi) the sale and issuance of the capital stock of the Bank to the Company have been duly authorized by all necessary action of the Bank and the Company and approved by the Administrator; when issued in accordance with the terms of the Plan of Conversion, such common stock will be validly issued, fully paid and nonassessable; there are no preemptive rights or rights to subscribe for or to purchase any capital stock of the Bank; good title to such capital stock will be transferred to the Company upon issuance thereof against payment to the Bank of a portion of the net proceeds of the sale of the Shares, and, to such counsel's Actual Knowledge, free and clear of all claims, encumbrances, security interests and liens whatsoever;

                (xii) the Form AC has been approved by the Administrator and has received the non-objection of the FDIC; the acquisition of the Bank by the Company has been approved by the FRB; subject to the satisfaction of post-Conversion conditions and approvals of the Administrator, FDIC and FRB, no further approval, authorization, consent, non-objection or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the Blue Sky Laws of the various jurisdictions (as to which no opinion need be given);

                (xiii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of each of the Company and the Bank; and this Agreement is a legal, valid and binding obligation of the Company and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other laws affecting creditors' rights generally, except as may be limited by the exercise of judicial discretion in applying principles of equity and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or Section 23A;

                (xiv) the statements in the Prospectus under the captions "Supervision and Regulation," "Taxation," "Dividend Policy," "Description of Capital Stock" and "Anti-takeover Provisions Affecting the Holding Company and Richmond Savings ," insofar as they are, or refer to, statements of law or legal conclusions thereon, have been prepared by such counsel and are correct in all material respects;

                (xv) the Administrator has approved and the FDIC has given its non-objection to the solicitation of proxies pursuant to the Bank's Proxy Statement and the consummation of the Conversion as described in the Plan; the Stock Charter when filed with the North Carolina Secretary of State will be in full force and effect; and, to such counsel's Actual Knowledge, no proceedings are pending by or before the Commission, the Administrator, the FRB or the FDIC seeking to revoke or rescind the orders declaring the

Trident Securities, Inc.
Page 19


Prospectus effective or approving the Conversion nor, to such counsel's Actual Knowledge, are any such proceedings contemplated or threatened;

                (xvi) the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated hereby do not (a) conflict with the certificate of incorporation, charter or bylaws of the Bank (in either mutual or stock form) or the Company, (b) to such counsel's Actual Knowledge, constitute a breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, nor give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition or any material lien, charge or other encumbrance upon any of the properties or assets of the Company and the Bank pursuant to any of the terms, provisions or conditions, of any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company and the Bank is a party or by which it or its assets or properties may be bound or is subject, or any governmental license or permit, which in any such event would result in a Material Adverse Effect on the Company and the Bank, taken as a whole,or (c) violate any law, administrative regulation or order or court order, writ, injunction or decree;

                (xvii) to such counsel's Actual Knowledge, there has been no violation of the Company's or the Bank's certificate of incorporation, charter or bylaws, or breach or default (or the occurrence of any event which, with the lapse of time or action, or both, by a third party, would result in a material breach or a material default), under any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or by which any of them or any of their respective assets or properties may be bound, or any governmental license or permit, or a violation of any law, administrative regulation or order, or court order, writ, injunction or decree which in any such event would have a Material Adverse Effect on the Company and the Bank, taken as a whole;

                (xviii) the Registration Statement, Form AC, and the Prospectus (in each case as amended or supplemented, if so amended or supplemented) comply as to form in all material respects with the requirements of all applicable laws and the rules, regulations, and all written and published decisions and orders of the Commission, the Administrator and the FDIC (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal included therein, as to which no opinion need be expressed); to such counsel's Actual Knowledge, all documents and exhibits required to be filed as part of or with the Registration Statement or Form AC (as amended or supplemented, if so amended or supplemented) have been so filed; the description in the Registration Statement, Form AC and the Prospectus of such documents and exhibits is accurate in all material respects and presents fairly the information required to be shown; except as set forth in the Prospectus,

Trident Securities, Inc.
Page 20


to such counsel's Actual Knowledge (a) there are no legal or governmental proceedings pending or threatened against or involving the assets of the Bank required to be disclosed in the Prospectus and (b) there are no any statutes, regulations, contracts or other documents required to be described or disclosed in the Prospectus which are not so described or disclosed; the description in the Prospectus of the statutes, regulations, contracts and other documents therein described are in all material respects accurate summaries and fairly present the information required to be shown;

                (xix) The Registration Statement has been declared effective by the Commission, and, to such counsel's Actual Knowledge, no stop order has been issued with respect thereto and no proceedings are pending by or before the Commission seeking to revoke or rescind the order declaring the Registration Statement effective, nor are any such proceedings contemplated or threatened;

                (xx) to such counsel's Actual Knowledge, the Bank is not in violation of any directive from the Administrator or the FDIC to make any change in the method of conducting its business; and

                (xix) the Bank is not required to be registered as an investment company under the Investment Company Act of 1940.

     In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers and directors of the Bank and certificates of public officials delivered pursuant hereto. For purposes of such opinion, any litigation or governmental proceeding is not considered to be "threatened" unless the potential litigant or governmental authority has manifested to the management of the Bank, or to their counsel, a present intention to initiate such litigation or proceeding.

     As used in such counsel's opinion, the phrase "Actual Knowledge" shall mean the conscious awareness of facts or other information by Edward C. Winslow III, Randall A. Underwood, Ellen P. Hamrick and John M. Cross, Jr., who are all the lawyers employed by such counsel who have had active involvement with the Conversion, and except to the extent stated in such opinion, such counsel will not be deemed to have undertaken any independent investigation or inquiry to determine the existence or absence of any facts.

          (2) the letter of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., special counsel for the Company and the Bank, addressed to Trident, dated the Closing Date and in form and substance satisfactory to special counsel for Trident to the effect that, nothing has come to such counsel's attention that would lead it to believe that, the Registration Statement, as amended or supplemented, if amended or supplemented (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal contained therein, with respect to which

Trident Securities, Inc.
Page 21


such counsel need make no statement), at the time it became effective and at the time any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made not misleading, or that the Prospectus, as amended or supplemented, if amended or supplemented (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein, with respect to which counsel need make no statement), as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling it to review or pass upon the matters required by Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Boards of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

          (c) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material adverse change in the condition, financial or otherwise, affairs or prospects of the Company and the Bank from that as of the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transactions entered into by the Company and the Bank from the latest date as of which the financial condition of the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein and transactions by the Company and the Bank in the ordinary course of business;
(iii) neither the Company nor the Bank shall have received from the Administrator or the Commission any direction (oral or written) to make any material change in the method of conducting their respective businesses with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the best of the Company's and the Bank's knowledge, threatened against the Bank or the Company or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would result in a Material Adverse Effect on the Bank and the Company, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the Blue Sky Laws of such jurisdictions as Trident and the Bank shall have agreed upon.

          (d) At the Closing Date, Trident shall receive a certificate of the Presidents and the principal financial officers of the Company and the Bank, dated the Closing Date, to the effect that: (i) they have carefully examined the Prospectus and at the time the

Trident Securities, Inc.
Page 22



Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any event that has or may have a Material Adverse Effect on the Company and the Bank, and the conditions set forth in clauses (ii) through (iv) inclusive of subsection (c) of this Section 7 have been satisfied; (iii) no order has been issued by the Commission, FDIC, the Administrator or the FRB to suspend the Offering or the Conversion or the effectiveness of the Prospectus and, to the best knowledge of such officers, no action for such purposes has been instituted or threatened by such agencies;
(iv) to the best knowledge of such officers, no person has sought to obtain review of the final action of the Administrator approving the Plan and, (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

          (e) At the Closing Date, Trident shall receive, among such other documents as it may reasonably request, (i) a copy of the letter from the Administrator authorizing the use of the Prospectus and related materials, (ii) a copy of the order of the FDIC granting its non-objection to the Conversion;
(iii) a copy of the letter from the Administrator approving the consummation of the Conversion; (iv) a copy of a letter from the Administrator evidencing the good standing of the Bank; (v) a copy of the letter from the Administrator approving the amendment to the Bank's mutual charter; and (vi) a copy of the letter from the FRB approving the BHC Application.

          (f) As soon as available after the Closing Date, Trident shall receive a certified copy of the Bank's stock charter as filed with the North Carolina Secretary of State.

          (g) Concurrently with the execution of this Agreement, Trident shall have received a letter from Dixon, Odom & Co., L.L.P. independent certified public accountants, dated the date hereof and addressed to Trident, in substance and form satisfactory to counsel for Trident, with respect to the financial statements and certain financial information contained in the Prospectus, to the effect that (i) they are independent certified public accountants with respect to the Company and the Bank within the meaning of the 1933 Act, 1933 Act Regulations, and the Code of Professional Ethics of the American Institute of Certified Public Accountants; (ii) in their opinion, the financial statements and schedules audited by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; and (iii) in addition to the audits referred to in their report included in the Prospectus and on the basis of certain other limited

Trident Securities, Inc.
Page 23


procedures, including an inspection of the minute book of the Company and the Bank since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and the Bank responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, they have carried out certain specified procedures, not constituting an audit, in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by counsel to Trident which are derived from the general accounting records of the Company and the Bank, which appear in the Prospectus, or in exhibits and schedules to the Registration Statement, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and the Bank and have found them to be in agreement.

          (h) At the Closing Date, Trident shall receive a letter, in form and substance satisfactory to counsel for Trident, from Dixon, Odom & Co., L.L.P., independent certified public accountants, dated the Closing Date and addressed to Trident, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) business days prior to the Closing Date.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel.
Any certificates signed by an officer or director of the Company and the Bank and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company or the Bank to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident, in its sole discretion, may terminate this Agreement or, if Trident, in its sole discretion so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Bank shall reimburse Trident for its allocable expenses as provided in Section 3(b) hereof.

     8.   Indemnification.
          ---------------

          (a) The Company and the Bank agree to indemnify and hold harmless Trident, its officers, directors and employees and all persons who control Trident within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever that such indemnified persons shall suffer and shall further reimburse promptly such persons for any legal or other expenses reasonably incurred by each or any of them investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of any misrepresentation by the Company or the Bank in this Agreement, or any breach of warranty by the Company or the Bank with respect to this Agreement or arising out of

Trident Securities, Inc.
Page 24


or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact necessary to make not misleading in light of the circumstances under which it was made, any statements contained in (i) the Prospectus or (ii) any application (including the Form AC or other document or communication (in this Section 8 collectively called "Application")) prepared or executed by or on behalf of the Bank or based upon written information furnished by or on behalf of the Company or the Bank, whether or nor filed in any jurisdiction, to effect the Conversion or qualify the Shares under the Blue Sky Laws thereof or filed with the Commission, the FDIC, or the Administrator, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company and the Bank regarding Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, or (iii) any unwritten statement made to a purchaser of the Shares by any director or officer or any person employed by or associated with the Company or the Bank other than Trident, its officers, directors, employees or agents. This indemnity shall be in addition to any other liability the Company or the Bank may have to Trident.

          (b) Trident agrees to indemnify and hold harmless the Company and the Bank, its officers, directors and employees and all persons who control the Company and the Bank within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Bank to Trident, but only with respect to any statements or omissions made in the Prospectus or any amendment or supplement thereof in reliance upon, and in conformity with, written information furnished to the Bank regarding Trident by or on behalf of Trident expressly for use in the Prospectus.

          (c)   Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified

Trident Securities, Inc.
Page 25


party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent.

     9.   Contribution.  (a)  In order to provide for just and equitable
          ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 8 above is for any reason held to be unavailable to the Company and the Bank or Trident other than in accordance with its terms, the Company and the Bank and Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Bank and Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and Trident on the other from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and the Bank on the one hand and Trident on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and Trident on the other shall be deemed to be in the same proportion as the total proceeds from the Conversion (before deducting expenses) received by the Company and the Bank bear to the total fees received by Trident under this Agreement. The relative fault of the Company and the Bank on the one hand and Trident on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Bank or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (b) The Company and the Bank and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to

Trident Securities, Inc.
Page 26

include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceeds the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission for which Trident would be provided indemnification under Section 8 hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is innocent of such fraudulent misrepresentation.

     10.  Survival of Agreements, Representations and Indemnities.  The
          -------------------------------------------------------
respective indemnities of the Company and the Bank and Trident and the representations and warranties of the Company and the Bank set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company and the Bank or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, or the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     11.  Termination.  Trident may terminate this Agreement by giving the
          -----------
notice indicated in subsection (c) below at any time after this Agreement becomes effective as follows:

          (a) If the Company or the Bank breaches a representation or warranty specified in Section 2 of this Agreement or if any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have been suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the capitalization, condition or business of the Company and the Bank; or if the Company, or the Bank shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured.

          (b) The Company and the Bank may terminate this Agreement with respect to Trident upon a material breach of this Agreement by Trident.

Trident Securities, Inc.
Page 27


          (c) If any party hereto elects to terminate this Agreement as provided in this Section, such party shall notify the other parties hereto promptly by telephone or telegram, confirmed by letter and delivered by an overnight courier service the same day.

          (d) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above and to fulfill its obligations pursuant to Sections 3, 6, 8 and 9 of this Agreement and upon demand, the Company and the Bank shall pay Trident the full amount owing thereunder.

     12.  Notices.  All communications hereunder, except as herein otherwise
          -------
specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. R. Lee Burrows (with a copy to Breyer & Aguggia, 1300 I Street, N.W., Suite 470 East, Washington, D.C. 20005, Attention: Paul M. Aguggia, Esquire), or if sent to the Company or the Bank shall be mailed, delivered or telegraphed and confirmed to Richmond Savings Bank, SSB, 115 South Lawrence Street, North Carolina 28379,
Attention: R. Larry Campbell, President (with a copy to Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., 2000 Renaissance Plaza, 230 North Elm Street, Greensboro, North Carolina 27420, Attention: Edward C. Winslow, III, Esquire).

     13.  Parties.  The Company and the Bank shall be entitled to act and rely
          -------
on any request, notice, consent, waiver or agreement purportedly given on behalf of Trident when the same shall have been given by the undersigned or any other officer of Trident. Trident shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Company, the Bank and the controlling persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     14.  Partial Invalidity.  In the event that any term, provision or covenant
          ------------------
herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

     15.  Governing Law.  This Agreement shall be construed in accordance with
          -------------
the laws of the State of North Carolina.

Trident Securities, Inc.
Page 28


     16.  Amendment.  This Agreement may be amended only by a subsequent writing
          ---------
signed by all parties hereto.

     17.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Trident Securities, Inc.
Page 29



     Please acknowledge your agreement to the foregoing by signing below and returning to the Company and the Bank one copy of this Agreement.


                                 Yours very truly,

                                 CAROLINA FINCORP, INC.



                                 By:
                                    ------------------------------------------
                                    R. Larry Campbell
                                    President

                                 RICHMOND SAVINGS BANK, SSB



                                 By:
                                    ------------------------------------------
                                    R. Larry Campbell
                                    President


Agreed to and accepted as of the date first written above.



TRIDENT SECURITIES, INC.



By:
   --------------------------------------------

                                                                       EXHIBIT A


                             CAROLINA FINCORP, INC.
                         (a North Carolina corporation)

                     Up to 1,610,000 Shares of Common Stock
                            (No Par Value Per Share)


                          Selected Dealers' Agreement
                          ---------------------------


                              _____________, 1996


Gentlemen:

     We have agreed to assist Carolina Fincorp, Inc. ("Company"), in connection with the offer and sale of up to 1,610,000 shares of the Company's common stock, no par value ("Common Stock"), to be issued in connection with the conversion of Richmond Savings Bank, SSB ("Bank") from a North Carolina-chartered mutual savings bank to a North carolina-chartered stock savings bank, and the issuance of all of the Bank's outstanding capital stock to the Company pursuant to the Bank's Plan of Conversion. The simultaneous conversion of the Bank to stock form, the issuance of the Bank's outstanding common stock to the Company and Company's offer and sale of its Common Stock are referred to herein as the "Conversion." The price per share of the Common Stock has been fixed at $10.00. The Common Stock and certain of the terms on which it is being offered, are more fully described in the enclosed Prospectus dated __________, 1996 ("Prospectus").

     In connection with the Conversion, the Company has offered the Common Stock concurrently in a Subscription Offering (as defined in the Prospectus). If necessary, and subject to the prior rights of holders of subscription rights, the Company will offer the shares of Common Stock offered but not subscribed for in the Subscription Offering for sale in a Community Offering to certain members of the general public, with a preference to natural persons residing in the Bank's Local Community (as defined in the Prospectus). Shares of Common Stock not subscribed for in the Subscription and Community Offerings will be offered at the discretion of the Bank to certain members of the general public on a best efforts basis by a selling group of broker-dealers.

     We are offering the selected dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Common Stock and we will pay you a fee of ____________ of the amount of the Common Stock sold on behalf of the Company by you, as evidenced by the authorized designation of your firm on the order form or forms for such Common Stock accompanying the funds transmitted for payment therefore to the special account established by the Company for the purpose of holding such funds. It is understood that payment of your fee will be made to you directly by us for the Common Stock sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the closing date of the offering, we will remit to you the fees to which you are entitled hereunder.

     Each order form for the purchase of Common Stock must set forth the identity and address of each person to whom the certificates for such Common Stock should be issued and delivered. Such order form should clearly identify your firm. You shall instruct any subscriber who elects to send his order from to you to make any accompanying check payable to "Carolina Fincorp, Inc."

     This offer is made subject to the terms and conditions herein set forth and is made only to selected dealers who are (i) members in good standing of the National Association of Securities Dealers, Inc. ("NASD") who are to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Sections 8, 24, 25 and 36 of Article III of the NASD's Rules of Fair Practice, or (ii) foreign dealers not eligible for membership in the NASD who agree (A) not to sell any Common Stock within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales, to comply with the above-mentioned NASD Interpretation, Sections 8, 24, 25 and 36 of the above-mentioned Article III as it applies to non-member brokers or dealers in a foreign country.

     Orders for Common Stock will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our uncontrolled discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Common Stock. No selected dealer is authorized to act as agent for us when soliciting offers to buy the Common Stock from the public or otherwise. No selected dealer shall engage in any stabilizing (as defined in Rule 10b-7 promulgated under the Securities and Exchange Act of 1934, as amended ("1934 Act")) with respect to the Company's Common Stock during the offering.

     We and each selected dealer assisting in selling Common Stock pursuant hereto agree to comply with the applicable requirements of the 1934 Act and applicable state rules and regulations. In addition, we and each selected dealer confirm that the Securities and Exchange Commission ("Commission") interprets Rule 15c2-8 promulgated under the 1934 Act as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

     We and each selected dealer within the meaning of Rule 15c3-1(a)(1) further agree to the extent that our customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretation of the Commission of Rule 15c2-4 promulgated under the 1934 Act, either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the offering price for the Common Stock ordered on or before twelve noon of the business day following receipt or execution of an order form by us to the Company for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we will subsequently contact any customer indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute and return an order form or to receive authorization to execute the order form on the customer's behalf, (ii) we will mail acknowledgements of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the third business day ("debit date") following receipt of the confirmation referred to in (i), and (iv) we will forward completed order forms together with such funds to the Company on or before twelve noon on the next business day following the debit date for deposit in a segregated account. We and each selected dealer acknowledge that if the procedure in (b) is adopted, our customers' funds are not required to be in their accounts until the debit date.

     Unless terminated earlier by us, this Agreement shall terminate upon the closing date of this offering. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering.

     You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of shares of Common Stock sold on behalf of the Company by you under this Agreement.

     We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

     Upon application to us, we will inform you as to the states in which we believe the Common Stock has been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Common Stock in any state.

     Additional copies of this Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

     Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

     This Agreement shall be construed in accordance with the laws of the State of North Carolina.

     Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609. The enclosed duplicate copy will evidence the agreement between us.

                              TRIDENT SECURITIES, INC.



                              By:
                                 ------------------



Agreed and accepted
as of ____________, 1996



- ----------------------

By:
   -------------------

Title:
      ----------------